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                                                                   Exhibit 10.26

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made as of the 26th day of June, 2007 by and between Ecology Coatings, Inc., a California corporation (the "Company") and Trimax, LLC, a Michigan limited liability company ("Consultant")

     WHEREAS, Consultant is an accomplished industrialist, maintaining numerous personal relationships deemed valuable by the Company;

     WHEREAS, the Company desires to retain Consultant for purposes of leveraging said personal relationships as means with which to benefit the Company, and;

     WHEREAS, the Company and Consultant collectively desire to ratify and confirm the compensation payable to Consultant for his services with respect thereto.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

     I. Appointment. The Company hereby retains Consultant to provide consulting and advisory services to the Company concerning the business and affairs of the Company (collectively, the "Services"). Consultant hereby agrees to accept such engagement and perform its duties hereunder diligently and in the best interests of the Company in accordance with the provisions of this Agreement

     II. Term. This Agreement shall commence as of the date hereof and shall continue until June 26, 2009.

     III. Duties. The non-exclusive Services contemplated hereunder to be performed by Consultant for the compensation set out in Article III are as follows:

          a. Advise and consult the Company on business development and strategic planning;

          c. Identify potential strategic partners and customers to the Company, and;

          b. Identify and facilitate communications between the Company and said potential strategic partners and customers.

     IV. Compensation. The Company shall pay Consultant as follows:

          a. The Company shall issue Consultant options to purchase Three Hundred Thousand (300,000) shares of the Company's common stock at a price of Two dollars ($2.00) per share. The options shall carry no restriction on exercise and will have a ten-year term from the date hereof. The Company shall register the options as part of the first registration statement filed with the Securities Exchange Commission from the date hereof. See Exhibit "A."

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          b.   The Company shall issue Consultant options to purchase Three
               Hundred Thousand (300,000) shares of the Company's common stock at a price of Two ($2.00) dollars per share. The options shall be restricted for twelve (12) months from the date hereof. The options will have a ten (10) year term from the date hereof. See Exhibit "B."

          c. The Company shall issue Consultant options to purchase Four Hundred Thousand (400,000) shares of the Company's common stock at a price of Two ($2.00) dollars per share. The options shall be restricted for twenty-four (24) months from the date hereof. The options will have a ten (10) year terms from the date hereof. See Exhibit "C."

     V. Expenses. Upon submission by Consultant of reasonable documentation, the Company shall reimburse Consultant for its expenses, including but not limited to attorneys, accountants, and other professional advisors, regardless of whether or not a transaction occurs. Consultant agrees to provide

     VI. Other Engagements. The parties acknowledge that Consultant will be acting in a like capacity to parties other than the Company and agree that the provision of services to such parties shall not constitute a breach hereof or of any duty owed to the Company by virtue of this Agreement.

     VII. Independent Contractor. In providing services pursuant to this Agreement, the Consultant shall be an independent contractor, and neither party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other such relationship exists between any of the parties except as set forth herein.

     VIII. Mutual Indemnity.

          a. Company Indemnification. The Company shall indemnify, defend and protect Consultant and shall hold Consultant harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Consultant may incur or suffer, which arise from or relate to any liability to any person or entity relating to or resulting from any misrepresentation or omission by the Company to Consultant or any investor related to, in connection with or arising out of, directly or indirectly, Consultant.

          b. Consultant Indemnification. Consultant shall indemnify, defend and protect the Company and shall hold the Company harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that the Company may incur or suffer, which arise from or relate to any liability to any person or entity relating to or resulting from any misrepresentation or omission by Consultant to the Company or any investor related to, in connection with or arising out of, directly or indirectly, Consultant.


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     IX. Confidential Information. The Consultant acknowledges that, in the course of carrying out, performing and fulfilling the Consultant's duties hereunder, the Consultant and certain of the Consultant's employees will have access to and will be entrusted with detailed, confidential and sensitive information relating to the business of the Company (the "Confidential Information"), the disclosure of any of which Confidential Information would be highly detrimental to the interests of the Company. "Confidential Information" means all trade secrets, proprietary information, patents and other data and information, in any form, belonging to the Company or any of its clients, customers, consultants, licensees or affiliates, that is held in confidence by the Company. "Confidential Information" further includes, but is not limited to computer software, the business plans and arrangements, customer lists, marketing materials, financial information, research, technical data and any other information identified or treated as confidential by the Company or its clients, customer, consultants, licensees or affiliates. Notwithstanding the foregoing, "Confidential Information" does not include information which the Company has voluntarily disclosed to the public without restriction, or which is otherwise known to the public at large. Except as may be required in the course of carrying out the Services, the Consultant covenants and agrees with the Company that neither the Consultant nor any of the Consultant's employees will disclose either during the Term or at any time thereafter, any of such Confidential Information to any person (subject to legal compulsion).

     X. Miscellaneous.

          a. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          b. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

          c. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and (i) shall be deemed to have been duly given upon delivery, if delivered personally or by one-day courier, or by facsimile transmission where receipt is acknowledged by the receiving machine or if given by prepaid telegram; or (ii) if mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been delivered three (3) business days after deposit in the United States mails, to this applicable party's address set forth on the signature page. Either party hereto may change the address to which communications are to be directed by given written notice to other parties hereto of such change in the manner provided above.

          d. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for the convenience of reference only and are not be considered in construing this Agreement.


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          e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          f. Attorneys' Fees, Costs. In the event a party breaches this Agreement, the prevailing party shall pay all costs and attorney's fees incurred by any other party in connection with such breach, whether or not any litigation is commenced.

          g. Further Assurances. The parties agree to sign all such documents and to do all such things as may be necessary or desirable to more completely and effectively carry out the terms and intentions of this agreement.

          h. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first written above.

TRIMAX, LLC


/s/ Daryl R. Repokis
-------------------------------------
Daryl R. Repokis


ECOLOGY COATINGS, INC.


/s/ Richard D. Stromback
-------------------------------------
Richard D. Stromback, Chairman


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